Tableau Reports Q4 and Full Year 2017 Financial Results

SEATTLE, Wash. – February 1, 2018 - Tableau Software, Inc. (NYSE: DATA) today reported results for its fourth quarter and full year ended December 31, 2017.

"Customers continued to embrace our subscription offerings in the fourth quarter with over half of our license bookings now recognized ratably," said Adam Selipsky, President and Chief Executive Officer of Tableau. "With the lower upfront cost and reduced risk that subscription licensing offers to customers, a record number of organizations are turning to Tableau as the mission-critical analytics platform for their data needs."

Full Year 2017 Financial Summary

•	Total revenue was $877.1 million, up 6% year over year.

•	Total annual recurring revenue was $596.2 million, up 45% year over year.

•	Subscription annual recurring revenue was $195.5 million, up 235% year over year.

•	Ratable license bookings were 41% of total license bookings, compared to 17% in 2016.

•	Diluted GAAP net loss per share was $2.35; diluted non-GAAP net income per share was $0.27.

Fourth Quarter 2017 Financial Summary

•	Total revenue was $249.4 million, down 1% year over year.

•	Ratable license bookings were 51% of total license bookings, compared to 20% in the fourth quarter of 2016.

•	Diluted GAAP net loss per share was $0.52; diluted non-GAAP net income per share was $0.12.

Financial Results for the Full Year Ended December 31, 2017
Total revenue increased 6% to $877.1 million, up from $826.9 million in 2016. Total annual recurring revenue increased 45% to $596.2 million, up from $411.2 million at the end of the fourth quarter of 2016. Subscription annual recurring revenue increased 235% to $195.5 million, up from $58.4 million at the end of the fourth quarter of 2016.

GAAP operating loss for 2017 was $191.0 million, compared to a GAAP operating loss of $139.6 million for 2016. GAAP net loss for 2017 was $185.6 million, or $2.35 per diluted common share, compared to a GAAP net loss of $144.4 million, or $1.92 per diluted common share, for 2016.

Non-GAAP operating income, which excludes stock-based compensation expense and expense related to amortization of acquired intangible assets, was $20.1 million for 2017, compared to a non-GAAP operating income of $46.5 million for 2016. Non-GAAP net income, which excludes stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments, was $22.7 million for 2017, or $0.27 per diluted common share, compared to a non-GAAP net income of $34.0 million, or $0.43 per diluted common share, for 2016.

Financial Results for the Fourth Quarter Ended December 31, 2017
Total revenue decreased 1% to $249.4 million, down from $250.7 million in the fourth quarter of 2016.

GAAP operating loss for the fourth quarter of 2017 was $43.5 million, compared to a GAAP operating loss of $16.9 million for the fourth quarter of 2016. GAAP net loss for the fourth quarter of 2017 was $41.8 million, or $0.52 per diluted common share, compared to a GAAP net loss of $21.1 million, or $0.28 per diluted common share, for the fourth quarter of 2016.

Non-GAAP operating income, which excludes stock-based compensation expense and expense related to amortization of acquired intangible assets, was $11.5 million for the fourth quarter of 2017, compared to a non-GAAP operating income of $30.9 million for the fourth quarter of 2016. Non-GAAP net income, which excludes stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments, was $10.4 million for the fourth quarter of 2017, or $0.12 per diluted common share, compared to a non-GAAP net income of $20.7 million, or $0.26 per diluted common share, for the fourth quarter of 2016.

During the fourth quarter ended December 31, 2017, Tableau repurchased 284,851 shares of the Company's outstanding Class A common stock for a total of $20.0 million. As of December 31, 2017, the Company was authorized to repurchase a remaining $100.0 million of its Class A common stock under the previously authorized repurchase program.

Recent Business Highlights

•	Released Hyper, Tableau's new in-memory data engine technology that provides customers up to five times faster query speed and up to three times faster extract creation speed.

•	Delivered Tableau Server on Linux with Tableau 10.5, which enables customers to combine Tableau's analytics platform with Linux's enterprise capabilities.

•
Deloitte recently launched a first-of-its-kind embedded analytics solution for tax departments called Taxalytics. Taxalytics integrates financial data and uses Tableau analytics technology to create user-friendly, customizable analytics dashboards for tax and finance departments.

CFO Transition; Gerri Martin-Flickinger Appointed to Board of Directors
Tom Walker, Chief Financial Officer, has decided to step down permanently from the CFO position, and after more than 13 years of service, to take a six-month sabbatical from Tableau beginning in April. The Board has appointed Damon Fletcher, Senior Vice President of Finance, as Interim CFO, effective today. Mr. Walker will assist with transition responsibilities between now and the start of his sabbatical. The Company will conduct a thorough search for a permanent Chief Financial Officer, including consideration of internal and external candidates. Mr. Fletcher joined Tableau in January 2014 and currently serves as Senior Vice President, Finance, a role that he has held since July 2016. Prior to joining Tableau, Mr. Fletcher worked as a certified public accountant with PricewaterhouseCoopers LLP, beginning September 2002.
The Board also has appointed Gerri Martin-Flickinger as a new director. Ms. Martin-Flickinger is Executive Vice President and Chief Technology Officer for Starbucks, and prior to that was Chief Information Officer at Adobe. She brings to Tableau her expertise in enterprise technology requirements and experience at innovative tech companies.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau's fourth quarter and full year 2017 financial results, its outlook for the first quarter and full year 2018. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (833) 241-7252 (U.S.) or (647) 689-4216 (outside the U.S.) and referencing passcode: 6567987. A replay of the call can also be accessed by dialing (800) 585-8367 (U.S.) or (416) 621-4642 (outside the U.S.), and referencing passcode: 6567987.

About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 70,000 customer accounts get rapid results with Tableau in the office and on-the-go. Hundreds of thousands of people have used Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's continued transition to subscription and term licensing and its expected increase in demand for its products as a result of its subscription license pricing; continued product adoption, including strong subscription demand and annual recurring revenue growth; demand, adoption and deployment by enterprise customers, and the Company's ability to service, execute and grow that demand in the U.S. and globally; the willingness and ability of the Company's partners to sell its subscription licenses; the Company's research and development investments, costs, continued innovation and ability to timely release future products and features; the Company's leadership position in the sector and ability to address market opportunities as a visual analytics platform; the Company's expectations regarding future operating results, including revenues, expenses and net income or loss, and future performance of key metrics; and the Company's stock repurchase authorization and timing and ability to repurchase shares of the Company's Class A common stock under its stock repurchase program. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: customer demand for Tableau's products and services and customer response to its subscription pricing offerings; risks associated with anticipated growth in Tableau's business and addressable market; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's enterprise sales execution and expansion and further transition to subscription and term licensing; Tableau's ability to attract, integrate and retain qualified personnel; general economic and industry conditions, including expenditure trends for business analytics and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative, secure and high-quality products; Tableau's ability to provide high-quality customer service and support offerings; risks associated with international expansion and operations; macroeconomic conditions; market conditions; and the possibility that the stock repurchase program may be suspended or discontinued. These and other important risk factors are described more fully in additional documents filed with the Securities and Exchange Commission, including Tableau's most recently filed Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets, each to the extent attributable to the cost of revenues, from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by total revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income.
Non-GAAP financial information is adjusted for a tax rate equal to Tableau's estimated tax rate on non-GAAP income over a three-year financial projection. This long-term rate is based on Tableau's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures. To determine this long-term non-GAAP tax rate, Tableau evaluates a three-year financial projection that excludes the impact of non-cash stock-based compensation expense and expense related to amortization of acquired intangible assets. The long-term non-GAAP tax rate takes into account other factors including Tableau's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Tableau operates. The long-term non-GAAP tax rate applied to each of the years ended December 31, 2017 and 2016 was 30%. The long-term non-GAAP tax rate assumes the Company's deferred income tax assets will be realized based upon projected future taxable income excluding stock-based compensation expense. As of January 1, 2018, Tableau anticipates the long-term non-GAAP tax rate to be 20% due to the recent U.S. corporate tax legislation. Tableau may provide updates to this rate on an annual basis, or more frequently if material changes occur.
Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Tableau believes non-GAAP measures that adjust for the amortization of acquired intangible assets provides investors a consistent basis for comparison across accounting periods. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Tableau's own operating results over different periods of time.
Tableau calculates free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. Tableau considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by Tableau's business that can be used for strategic opportunities, including investing in Tableau's business, making strategic acquisitions, repurchasing Tableau's common stock and strengthening Tableau's balance sheet. All of Tableau's non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Tableau's operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business.

Investor Contact
Derek Wong
206.410.2196
ir@tableau.com

Press Contact
Doreen Jarman
206.634.5648
djarman@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues
License	$129,240	$152,240	$429,204	$481,659
Maintenance and services	120,116	98,413	447,855	345,284
Total revenues	249,356	250,653	877,059	826,943
Cost of revenues
License	4,060	2,610	13,534	7,003
Maintenance and services	26,250	25,093	100,025	92,087
Total cost of revenues (1)	30,310	27,703	113,559	99,090
Gross profit	219,046	222,950	763,500	727,853
Operating expenses
Sales and marketing (1)	151,426	135,923	517,446	476,506
Research and development (1)	84,285	79,002	334,148	302,759
General and administrative (1)	26,854	24,971	102,871	88,149
Total operating expenses	262,565	239,896	954,465	867,414
Operating loss	(43,519)	(16,946)	(190,965)	(139,561)
Other income (expense), net	3,335	(1,362)	12,266	2,134
Loss before income tax expense	(40,184)	(18,308)	(178,699)	(137,427)
Income tax expense	1,654	2,780	6,861	7,022
Net loss	$(41,838)	$(21,088)	$(185,560)	$(144,449)

Net loss per share:
Basic	$(0.52)	$(0.28)	$(2.35)	$(1.92)
Diluted	$(0.52)	$(0.28)	$(2.35)	$(1.92)

Weighted average shares used to compute net loss per share:
Basic	80,074	76,411	78,869	75,162
Diluted	80,074	76,411	78,869	75,162

(1) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cost of revenues	$2,777	$2,535	$11,029	$10,595
Sales and marketing	18,844	17,374	74,065	68,411
Research and development	27,780	23,164	104,280	91,044
General and administrative	5,259	4,685	20,909	15,662

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$627,878	$908,717
Short-term investments	226,787	—
Accounts receivable, net	203,366	206,765
Prepaid expenses and other current assets	30,514	36,011
Income taxes receivable	673	131
Total current assets	1,089,218	1,151,624
Long-term investments	148,364	—
Property and equipment, net	106,753	106,637
Goodwill	35,083	15,531
Deferred income taxes	5,287	1,449
Deposits and other assets	14,090	11,958
Total assets	$1,398,795	$1,287,199
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,448	$17,637
Accrued compensation and employee-related benefits	96,390	70,230
Other accrued liabilities	37,722	53,418
Income taxes payable	4,743	1,893
Deferred revenue	419,426	285,543
Total current liabilities	562,729	428,721
Deferred revenue	28,058	26,930
Other long-term liabilities	54,385	39,700
Total liabilities	645,172	495,351
Stockholders' equity
Common stock	8	8
Additional paid-in capital	1,168,563	1,007,205
Accumulated other comprehensive income (loss)	(11,991)	1,593
Accumulated deficit	(402,957)	(216,958)
Total stockholders' equity	753,623	791,848
Total liabilities and stockholders' equity	$1,398,795	$1,287,199

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2017	2016
Operating activities
Net loss	$(185,560)	$(144,449)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	44,746	43,006
Amortization of premiums on investments, net	359	—
Stock-based compensation expense	210,283	185,712
Deferred income taxes	(2,988)	1,219
Changes in operating assets and liabilities
Accounts receivable, net	12,493	(78,197)
Prepaid expenses, deposits and other assets	8,054	(18,987)
Income taxes receivable	(515)	(56)
Deferred revenue	123,938	116,860
Accounts payable and accrued liabilities	13,529	71,157
Income taxes payable	2,528	997
Net cash provided by operating activities (1)	226,867	177,262
Investing activities
Purchases of property and equipment	(61,823)	(60,732)
Business combinations, net of cash acquired	(23,966)	(16,399)
Purchases of investments	(421,719)	—
Maturities of investments	30,630	—
Sales of investments	14,916	—
Net cash used in investing activities	(461,962)	(77,131)
Financing activities
Proceeds from issuance of common stock	38,856	34,356
Repurchases of common stock	(79,991)	(20,009)
Net cash provided by (used in) financing activities(1)	(41,135)	14,347
Effect of exchange rate changes on cash and cash equivalents	(4,609)	(1,661)
Net increase (decrease) in cash and cash equivalents	(280,839)	112,817
Cash and cash equivalents
Beginning of year	908,717	795,900
End of year	$627,878	$908,717

(1) Tableau adopted Accounting Standards Update ("ASU") 2016-09 in the first quarter of 2017. Prior to the adoption of ASU 2016-09, excess tax benefits related to stock awards were required to be presented as an inflow from financing activities and an outflow from operating activities on the statement of cash flows. Under the new standard, all tax-related cash flows resulting from share-based payments are reported as operating activities. Tableau adopted the new requirement retrospectively, and for the year ended December 31, 2016, this resulted in an increase to net cash provided by operating activities of $2.2 million and a corresponding decrease to net cash provided by (used in) financing activities of $2.2 million.

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$219,046	$222,950	$763,500	$727,853
Excluding: Stock-based compensation expense attributable to cost of revenues	2,777	2,535	11,029	10,595
Excluding: Amortization of acquired intangible assets	346	96	800	323
Non-GAAP gross profit	$222,169	$225,581	$775,329	$738,771

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	87.8%	88.9%	87.1%	88.0%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.1%	1.0%	1.3%	1.3%
Excluding: Amortization of acquired intangible assets	0.1%	0.0%	0.1%	0.0%
Non-GAAP gross margin	89.1%	89.9%	88.4%	89.3%

Reconciliation of operating loss to non-GAAP operating income:
Operating loss	$(43,519)	$(16,946)	$(190,965)	$(139,561)
Excluding: Stock-based compensation expense	54,660	47,758	210,283	185,712
Excluding: Amortization of acquired intangible assets	346	96	800	323
Non-GAAP operating income	$11,487	$30,908	$20,118	$46,474

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(17.5)%	(6.8)%	(21.8)%	(16.9)%
Excluding: Stock-based compensation expense	21.9%	19.1%	24.0%	22.5%
Excluding: Amortization of acquired intangible assets	0.1%	0.0%	0.1%	0.0%
Non-GAAP operating margin	4.6%	12.3%	2.3%	5.6%

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of net loss to non-GAAP net income:
Net loss	$(41,838)	$(21,088)	$(185,560)	$(144,449)
Excluding: Stock-based compensation expense	54,660	47,758	210,283	185,712
Excluding: Amortization of acquired intangible assets	346	96	800	323
Income tax adjustments	(2,792)	(6,083)	(2,854)	(7,560)
Non-GAAP net income	$10,376	$20,683	$22,669	$34,026

Weighted average shares used to compute non-GAAP basic net income per share:	80,074	76,411	78,869	75,162
Effect of potentially dilutive shares: stock awards	4,427	4,331	4,092	4,783
Weighted average shares used to compute non-GAAP diluted net income per share	84,501	80,742	82,961	79,945

Non-GAAP net income per share:
Basic	$0.13	$0.27	$0.29	$0.45
Diluted	$0.12	$0.26	$0.27	$0.43

			Year Ended December 31,
			2017	2016
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities (1)			$226,867	$177,262
Less: Purchases of property and equipment			61,823	60,732
Free cash flow (1)			$165,044	$116,530
Net cash used in investing activities			$(461,962)	$(77,131)
Net cash provided by (used in) financing activities (1)			$(41,135)	$14,347

(1) Tableau adopted ASU 2016-09 in the first quarter of 2017. Prior to the adoption of ASU 2016-09, excess tax benefits related to stock awards were required to be presented as an inflow from financing activities and an outflow from operating activities on the statement of cash flows. Under the new standard, all tax-related cash flows resulting from share-based payments are reported as operating activities. Tableau adopted the new requirement retrospectively, and for the year ended December 31, 2016, this resulted in an increase to net cash provided by operating activities of $2.2 million and a corresponding decrease to net cash provided by (used in) financing activities of $2.2 million.

Tableau Software, Inc.
Trended Metrics

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.
Tableau intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	Q1`16	Q2`16	Q3`16	Q4`16	FY 2016	Q1`17	Q2`17	Q3`17	Q4`17	FY 2017
	(Dollars in thousands)
	(Unaudited)
Customer metrics
Customer accounts (1)	42,000+	46,000+	50,000+	54,000+	54,000+	57,000+	61,000+	65,000+	70,000+	70,000+
Customer accounts added in period (1)	3,500+	3,900+	3,600+	4,000+	15,000+	3,300+	4,000+	4,100+	4,700+	16,100+
Deals greater than $100,000 (2)	268	332	360	589	1,549	294	372	337	590	1,593
Customer accounts that purchased greater than $1 million during the quarter (1,2)	10	16	10	25		10	15	13	27

Geographic revenue metrics
United States and Canada	$123,648	$141,478	$147,820	$173,548	$586,494	$141,496	$146,102	$150,059	$168,116	$605,773
International	$48,050	$57,057	$58,237	$77,105	$240,449	$58,410	$66,778	$64,858	$81,240	$271,286
United States and Canada as % of total revenue	72%	71%	72%	69%	71%	71%	69%	70%	67%	69%
International as % of total revenue	28%	29%	28%	31%	29%	29%	31%	30%	33%	31%

Additional revenue metrics
Total annual recurring revenue (3)	295,513	328,316	361,382	411,192	411,192	439,001	483,578	526,211	596,244	596,244
Subscription annual recurring revenue (4)	32,285	37,690	45,735	58,355	58,355	71,950	103,538	139,210	195,488	195,488
Ratable revenue as % of total revenue (5)	42%	40%	44%	40%	41%	54%	56%	63%	60%	59%
Ratable license revenue as % of total license revenue (6)	9%	9%	11%	10%	10%	19%	23%	34%	34%	28%
Services revenues as a % of maintenance and services revenue (7)	15%	16%	14%	15%	15%	12%	13%	12%	13%	13%

Bookings metrics
License bookings year-over-year growth (decline) % (2)	24%	28%	11%	25%	22%	6%	0%	-3%	0%	0%
Normalized license bookings year-over-year growth (2,8)	27%	29%	14%	30%	25%	20%	20%	21%	26%	22%
Ratable bookings as % of total bookings (2)	45%	47%	48%	51%	48%	55%	61%	65%	70%	64%
Ratable license bookings as % of total license bookings (2)	12%	16%	16%	20%	17%	26%	37%	45%	51%	41%

Other metrics
Worldwide employees	3,168	3,248	3,280	3,223	3,223	3,193	3,305	3,418	3,489	3,489

(1) Tableau defines a customer account as a single purchaser of its products. Customer accounts are typically organizations. In some cases, organizations will have multiple groups purchasing Tableau software, which count as discrete customer accounts.
(2) These operating metrics are based on Tableau's definition of bookings, which is defined as the first year of contracted revenue only and does not include additional years beyond the first year unless a customer pays for those years up front. Bookings includes both new sales and renewals. Tableau's bookings may not be comparable to similarly named measures disclosed by other companies in the software industry. Bookings is not a measure of revenue or an indication of actual revenue results. Revenues ultimately recognized could be affected by a number of factors. License bookings include sales of software licenses and subscriptions to Tableau Online. Ratable bookings are sales transactions that result in revenues, which will be amortized over a period of time.
(3) Tableau defines total annual recurring revenue ("Total ARR") as the annualized recurring value of all active contracts at the end of a reporting period. Total ARR includes subscription annual recurring revenue ("Subscription ARR") and the annualized value of all maintenance contracts related to perpetual licenses active at the end of a reporting period.
(4) Tableau defines Subscription ARR as the annualized recurring value of all active subscription contracts at the end of a reporting period. Subscription ARR includes term licenses and renewals, subscription enterprise license agreements and Tableau Online subscriptions and renewals, and excludes distribution original equipment manufacturer ("OEM") license agreements and perpetual-style enterprise license agreements.
(5) Ratable revenues were amortized during the respective periods. For example, sales of Tableau Online, enterprise license agreements, term licenses and OEM license arrangements, as well as maintenance and support, are recognized ratably.
(6) Ratable license revenues were amortized during the respective periods. For example, sales of Tableau Online, enterprise license agreements, term licenses and OEM license arrangements are recognized ratably.
(7) Services revenues were recognized upon delivery of professional services and training.
(8) Tableau calculates normalized license bookings by applying the equivalent ratio of perpetual prices to subscription bookings, assuming demand and discount are held constant, to adjust term license and renewals, subscription enterprise license agreements and Tableau Online subscriptions and renewals.